UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 28, 2017
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2017, Federated National Holding Company (the “Company”) closed the first tranche of $25 million in principal amount of Senior Unsecured Floating Rate Notes due 2027 (the “2027 Notes”), as part of its previously announced private placement of senior notes.  The 2027 Notes were issued pursuant to an Indenture dated as of December 28, 2017 (the “Indenture”) by and among the Company, The Bank of New York Mellon, as Trustee, the Bank of New York Mellon, London Branch, as Paying Agent, and the Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar, as supplemented by Supplemental Indenture No. 1 dated as of December 28, 2017 (“Supplemental Indenture No. 1”).  The 2027 Notes were sold to certain investment funds managed by Twelve Capital AG.

The 2027 Notes bear interest, payable quarterly in arrears, at 7% above three-month LIBOR, on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2018.  Principal will be payable in full at maturity on December 28, 2027.  The interest rate payable on the 2027 Notes will increase to 8% above the three-month LIBOR during the occurrence of certain events as defined in the Indenture (generally, non-compliance with certain covenants for more than 60 days, or the occurrence of an event of default).  The 2027 Notes may be redeemed in whole or in part at a price in cash equal to 102% of the principal amount thereof, plus any accrued and unpaid interest, in the first two years after issuance, 101% of the principal amount thereof, plus any accrued and unpaid interest, in the third through fifth years after issuance, and at 100% of the principal amount thereof, plus any accrued and unpaid interest, after the fifth year after issuance.

The Company closed an additional tranche of $20 million of Senior Unsecured Fixed Rate Notes due 2022 on January 2, 2018 (the “2022 Notes”) sold to clients of Athene Asset Management L.P., which were issued pursuant to Supplemental Indenture No. 2 dated as of December 29, 2017 (“Supplemental Indenture No. 2”).  The 2022 Notes bear interest payable quarterly in arrears at 8.375%, on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2018.  The interest rate payable on the 2022 Notes will increase by an additional 50 basis points for each notch downgrade of the Company below “BBB” by Egan Jones Rating Company or successor rating agency.  Principal on the 2022 Notes will be payable in full at maturity on December 29, 2022.  The 2022 Notes may not be redeemed by the Company.

If a change in control of the Company, as defined in the Indenture, occurs, the holders of the 2027 Notes and 2022 Notes will have the right to require the Company to purchase all or a portion of their notes at a price in cash equal to 102% of the principal amount thereof, plus any accrued but unpaid interest.

The 2027 Notes and 2022 Notes are senior unsecured obligations of the Company and will rank equally with all of the Company’s other future senior unsecured indebtedness.  The Indenture, as supplemented by Supplemental Indenture No. 1 and Supplemental Indenture No. 2, includes customary covenants and events of default.  Among other things, the covenants (a) restrict the ability of the Company and its subsidiaries to incur additional indebtedness or make restricted payments under certain circumstances, (b) limit the Company and its subsidiaries from creating, incurring or assuming liens other than permitted liens as defined in the Indenture, (c) require the Company to maintain certain levels of reinsurance coverage while the notes remain outstanding, and (d) maintain certain financial covenants.

The descriptions of the Indenture, Supplemental Indenture No. 1 and Supplemental Indenture No. 2 set forth above are summaries and are qualified in their entirety by reference to the full text of thereof, which are attached as Exhibits 4.1, 4.2 and 4.3 and are incorporated by reference herein.

The Company’s press release announcing the closing of its offering of the 2027 Notes and 2022 Notes is attached to this Current Report on Form 8-K as Exhibit 99.1, which shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1
Indenture dated December 28, 2017 by and among Federated National Holding Company, The Bank of New York Mellon, as Trustee, the Bank of New York Mellon, London Branch, as Paying Agent, and the Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar

	4.2	Supplemental Indenture No. 1 dated as of December 28, 2017, regarding Senior Unsecured Floating Rate Notes due 2027

	4.3	Supplemental Indenture No. 2 dated as of December 29, 2017, regarding Senior Unsecured Fixed Rate Notes due 2022

	4.4	Form of Senior Unsecured Floating Rate Note due 2027

	4.5	Form of Senior Unsecured Fixed Rate Note due 2022

	99.1	Federated National Holding Company Press Release dated January 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: January 3, 2018	By:	/s/	Ronald A. Jordan
	Name:		Ronald A. Jordan
	Title:		Chief Financial Officer
(Principal Financial Officer)